September 23, 2014

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	INFINITY ENERGY RESOURCES, INC.
File No.:	0-17204

We have read the statements under Item 4.01 of the Current Report on Form 8-K/A to be filed with the Securities and Exchange Commission on September 23, 2014 regarding the change of auditors. We have not been contacted by the successor auditor regarding the disagreements enumerated in the 8-K. We agree with all statements pertaining to us.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas